UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Event): April 30, 2012

FactorShares 2X: S&P500 Bull/USD Bear
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	80-0561313 (IRS Employer ID Number)
c/o Factor Capital Management, LLC 1 Penn Plaza New York, New York (Address of Principal Executive Offices)	10119 (Zip Code)
001-35089 (Commission File Number)
(212) 786-7481 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Common units of beneficial interest (the “Shares”) of FactorShares 2X: S&P500 Bull/USD Bear (the “Fund”) are offered on a continuous basis under Rule 415 of the Securities Act of 1933 pursuant to the prospectus (the “Prospectus”) which comprises a part of the Fund’s registration statement (333- 164757). Furthermore, Factor Capital Management, LLC (the “Managing Owner”), is subject to obtaining final approval of the disclosure document (the “Disclosure Document”) by the National Futures Association (the “NFA”).

We will refer to the Prospectus and Disclosure Document (which is, for the avoidance of doubt, one document but is separately identified for securities and commodities purposes, respectively) as the Prospectus/Disclosure Document.

The Prospectus/Disclosure Document will expire on Tuesday, May 1, 2012.

The Fund creates and redeems Shares in blocks of 100,000 Shares called Creation Baskets and Redemption Baskets, respectively. Only Authorized Participants may purchase or redeem Creation Baskets or Redemption Baskets. Because an effective and final version of the Prospectus/Disclosure Document becomes unavailable on Tuesday, May 1, 2012, the Managing Owner must suspend the ability of the Authorized Participants to purchase new Creation Baskets until such time as the Registration Statement for the additional Shares has been declared effective by the Securities and Exchange Commission (the “SEC”) and NFA. The ability of Authorized Participants to redeem Redemption Baskets in such a situation will remain unaffected.

Because of the interruption of the Fund’s continuous offering, the Managing Owner believes that Authorized Participants and other market makers may seek to adjust the market they make in the Shares. Specifically, these market participants may increase the spread between the prices that they quote for offers to buy and sell Shares to allow them to adjust to the potential uncertainty as to when they might be able to purchase additional Creation Baskets. In addition, Authorized Participants may be less willing to offer to quote offers to buy or sell Shares in large numbers. The potential impact of either wider spreads between bid and offer prices, or reduced number of Shares on which quotes may be available, could increase the trading costs to investors in the Fund compared to the quotes and the number of Shares on which bids and offers are made if the Authorized Participants were still able to freely create new Creation Baskets. The Managing Owner believes that any potential impact to the market in Shares of the Fund that could occur as a result of the Authorized Participants’ inability to create new Creation Baskets will not extend beyond the time when the Prospectus/Disclosure Document becomes available. If a lengthy period of time were to elapse before the Prospectus/Disclosure Document becomes available and there was continued demand for Shares, the Managing Owner believes that the impact on the spread between bid and ask prices might widen even further. These spreads should be expected to close when the ability of the Authorized Participants to create Creation Baskets resumes. In addition, there could be a significant variation between the market price at which Shares are traded and the Shares’ net asset value, which is also the price at which Shares can be redeemed by Authorized Participants in Redemption Baskets. These variations too should be expected to be reduced when the ability of the Authorized Participants to create Creation Baskets resumes. The foregoing could also create significant deviations from the Fund’s daily investment objective.

The Fund will issue a subsequent Current Report on Form 8-K to announce when the Prospectus/Disclosure Document becomes available and when the Fund will be able to resume offering Creation Baskets to its Authorized Participants.

The suspension of the issuance of Creation Baskets has no effect on the ability of Authorized Participants to redeem Redemption Baskets.

Any forward-looking statements in this Current Report are based on expectations of the Managing Owner at this time. Whether or not actual results and developments will conform to the Managing Owner’s expectations and predictions, however, is subject to a number of risks and uncertainties, including the special considerations discussed in the Fund’s prospectus, general economic, market and business conditions, changes in laws or regulations or other actions made by governmental authorities or regulatory bodies, and other world economic and political developments. The Managing Owner undertakes no duty to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Any terms used and not otherwise defined herein shall have the meaning ascribed to such terms in the Prospectus/Disclosure Document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FactorShares 2X: S&P500 Bull/USD Bear

By: Factor Capital Management, LLC,
its Managing Owner

By: /s/ Stuart Rosenthal
Name: Stuart Rosenthal
Title: Chief Executive Officer

Date: April 30, 2012